As filed with the Securities and Exchange Commission on December 20, 2017

Registration No. 33-28828

Registration No. 33-54960

Registration No. 333-53806

Registration No. 333-110758

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-28828

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-54960

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53806

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-110758

UNDER THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(Address, including zip code, of registrant’s principal executive offices)

THE PNC FINANCIAL SERVICES GROUP, INC. 1997 LONG-TERM INCENTIVE AWARD PLAN

(Full titles of the plan)

Robert Q. Reilly

Executive Vice President and Chief Financial Officer

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(Name and address for agent for service)

(888) 762-2265

(Telephone number, including area code, of agent for service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

The PNC Financial Services Group, Inc. (the “Registrant”) is filing these Post-Effective Amendments (the “Post-Effective Amendments”) to deregister any and all shares of the Registrant’s common stock, $5.00 par value per share (the “Securities”) registered but unissued or unsold as of the date hereof under the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on May 19, 1989 (File No. 33-28828), November 24, 1992 (File No. 33-54960), as amended by Post-Effective Amendment No. 1 on April 25, 1997, January 17, 2001 (File No. 333-53806) and November 25, 2003 (File No. 333-110758) (collectively, the “Registration Statements”). These Post-Effective Amendments are made in accordance with undertakings by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the offering.

The Registrant has terminated the offering of its Securities pursuant to the Registration Statements, and hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Securities registered but unissued or unsold thereunder as of the date hereof.

Item 8.	Exhibits

Exhibit 24.1	Powers of Attorney	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 20, 2017.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ William S. Demchak	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2017
William S. Demchak

/s/ Robert Q. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2017
Robert Q. Reilly

/s/ Gregory H. Kozich
Gregory H. Kozich	Controller (Principal Accounting Officer)	December 20, 2017

*
Charles E. Bunch	Director	December 20, 2017

*
Debra A. Cafaro	Director	December 20, 2017

*
Marjorie Rodgers Cheshire	Director	December 20, 2017

*
Andrew T. Feldstein	Director	December 20, 2017

*
Daniel R. Hesse	Director	December 20, 2017

*
Kay C. James	Director	December 20, 2017

*
Richard B. Kelson	Director	December 20, 2017

*
Jane G. Pepper	Director	December 20, 2017

*
Donald J. Shepard	Director	December 20, 2017

*
Lorene K. Steffes	Director	December 20, 2017

*
Dennis F. Strigl	Director	December 20, 2017

*
Michael J. Ward	Director	December 20, 2017

*
Gregory D. Wasson	Director	December 20, 2017

*By:	/s/ Christi Davis
Christi Davis, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith